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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) January 7, 1998

                                WITCO CORPORATION
             (Exact name of Registrant as Specified in its Charter)

   Delaware                          1-4654                       13-1870000
(State or Other                   (Commission                 (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

               One American Lane, Greenwich, Connecticut      06831
               (Address of Principal Executive Officers)    (Zip Code)

                                  (203)552-2000
              (Registrant's telephone number, including area code)



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Item 5. Other Events

        On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board announced a final consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or Internal Project That Combines Business Process Reeingineering and Information Technology Transformation." Issue No. 97-13 addresses accounting for third party or internally generated costs associated with projects that combine business process reengineering activities and information technology transformation. The EITF consensus concludes that business process reengineering costs incurred in connection with an overall information technology transformation project should be expensed as incurred. In addition, Issue No. 97-13 requires that if such costs were previously capitalized as of the beginning of the quarter including November 20, 1997, any remaining unamortized portion of those costs should be written off as a cumulative effect of a change in accounting in that quarter.

        The Company is currently involved in a major project that combines business process reengineering and information technology transformation. Both third parties and Company personnel are engaged in this project. A material amount of business process reengineering activities have been previously capitalized and, therefore, the Company is anticipating a write-off in the fourth quarter of 1997 showing the cumulative effect of this change in accounting. Beginning with the fourth quarter of 1997, the Company will include the continuing costs of these activities as operating expenses either shown separately or as part of restructuring charges. The Company is currently analyzing the impact of the EITF provisions and will record the adjustment in the 1997 fourth quarter and will include related disclosure in its Form 10-K for the year ended December 31, 1997.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  WITCO CORPORATION

                                          /s/ Dustan E. McCoy
                                  Name:   Dustan E. McCoy
                                  Title:  Senior Vice President, General Counsel
                                          and Corporate Secretary

Dated: January 7, 1998

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